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                                                                   Exhibit 23(c)



                                 August 7, 2000



Board of Directors
Science Applications International Corporation
10260 Campus Point Drive
San Diego, California  92121

        Re:    Form S-3 Registration Statement

Dear Directors:

        We hereby consent to all references to our firm in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

                                            Very truly yours,


                                            /s/ Baker & McKenzie